EX-99.B-77Q1

WADDELL & REED ADVISORS FUNDS

SUB-ITEM 77Q1(e): New or Amended Registrant Investment Advisory Contracts:

Investment Management Agreement between Waddell & Reed Advisors Funds and Waddell & Reed Investment Management Company, on behalf of each of the Funds in the Trust, effective January 30, 2009, was filed with the Securities and Exchange Commission by EDGAR on January 28, 2009 in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A, and is incorporated by reference herein.